Exhibit 99.1

PSQ Holdings, Inc. Announces Fourth Quarter and Full Year 2025

Financial Results, Highlighting Operating Improvements and

Strengthened Cash Discipline

Fourth Quarter Revenue Growth of 109%

Full-Year Revenue Growth of 81%

Full-Year Operating Expense Reduction of 21%

WEST PALM BEACH, FL, March 17, 2026 — PSQ Holdings, Inc. (NYSE: PSQH) (the “Company”), a payments and financial infrastructure company, today reported financial results for the fourth quarter 2025 and full year 2025.

FOURTH QUARTER 2025 HIGHLIGHTS

•	Net revenue from continuing operations, which includes the financial technology (“fintech”) segment, for the quarter ended December 31, 2025 was $7.3 million compared to $3.5 million for the fourth quarter ended December 31, 2024, a 109% increase compared to the prior year period.
•	Operating expense (defined as general and administrative, sales and marketing, and research and development expense) for the quarter ended December 31, 2025 decreased $1.3 million or 11% compared to the prior year period.
•	Loss from discontinued operations, net of tax for the quarter ended December 31, 2025 was $4.5 million compared to $2.7 million for the fourth quarter of 2024.
•	Net loss for the quarter ended December 31, 2025 was $11.8 million, an improvement of $8.9 million, or 43%, compared to a net loss of $20.7 million for the quarter ended December 31, 2024.
•	Loss per share for the quarter ended December 31, 2025 improved to $0.25 compared to $0.66 for the fourth quarter of 2024, a 62% improvement compared to the fourth quarter of 2024.

FULL-YEAR 2025 HIGHLIGHTS

•	Net revenue from continuing operations, which includes the fintech segment, for the year ended December 31, 2025 was $18.2 million compared to $10.1 million for the year ended December 31, 2024, an 81% increase compared to the full year 2024.
•	Operating expense (defined as general and administrative, sales and marketing, and research and development expense) for the year ended December 31, 2025 decreased $10.3 million or 21% compared to the full year 2024. (This corrects the previously reported 27% decrease in operating expense disclosed in our preliminary financial results on February 17, 2026; the preliminary results accurately stated the dollar reduction of $10.3 million.).
•	Loss from discontinued operations, net of tax for the year ended December 31, 2025 was $11.7 million compared to $14.1 million for the year ended December 31, 2024, a 17% improvement compared to the full year 2024.
•	Loss per share for the year ended December 31, 2025 improved to $0.81 compared to $1.80 for the year ended December 31, 2024, a 55% improvement compared to the full year 2024.
•	Net loss for the year ended December 31, 2025 was $36.6 million, an improvement of $21.1 million, or 37%, compared to a net loss of $57.7 million for the year ended December 31, 2024.

Dusty Wunderlich, Chairman & CEO of PSQ Holdings, commented, “2025 was a strong year for PSQ Holdings. We delivered 81% revenue growth while reducing operating loss by 23% and net loss by 37%, reflecting stronger execution and increased financial discipline. We also made meaningful strides in reducing our cost structure, improving capital efficiency, and lowering cash usage, while continuing to scale our payments and financial infrastructure platform. As we enter 2026, we do so with growing momentum and a sharply focused plan to build on this progress.

These results reflect continued execution across our platform and the early impact of tighter operating discipline, coupled with the use of AI as a force multiplier. We are leveraging advanced tools to accelerate execution, increase efficiency, and enhance our operational tempo. Our priorities are clear: improve unit economics, execute with discipline, strengthen the balance sheet, and reduce cash burn. We intend to build trust the right way, through consistent performance and a credible path to profitability.”

OPERATIONAL RESTRUCTURING

In conjunction with the strategic shift to fintech, the Company’s Board of Directors and executive team have outlined a plan to improve the Company’s cash position, which involves a variety of cash management initiatives. This plan is supported by strong fintech performance in the second half of 2025, which has continued to build momentum into 2026. The cash management initiatives include the divestiture of its brands, the winding down of the marketplace segment, reductions in corporate operating expenses, and staff reductions of over 40%. In addition, the Company is working to terminate and or reduce contractor and consulting agreements. These executed and planned cost reductions that started in the fourth quarter of 2025 are expected to result in annualized cash savings of approximately $8.0 million.

FINANCIAL REVIEW

Balance Sheet & Liquidity

•	As of December 31, 2025, the Company had $16.1 million of restricted cash and cash and cash equivalents, which included $0.4 million related to discontinued operations.
•	The Company had an outstanding principal balance of $6.2 million on its $10.0 million revolving line of credit as of December 31, 2025.
•	Approximately $1.5 million of cash was utilized in the fourth quarter of 2025 as part of the Company’s balance sheet strategy where the Company holds certain consumer receivables from its consumer finance business on its balance sheet to increase revenue potential instead of immediately monetizing them to third parties.

Discontinued Operations

•	Net revenues from discontinued operations, which includes the Brands and Marketplace business segments, for the quarter ended December 31, 2025 was $4.1 million compared to $3.7 million for the quarter ended December 31, 2024.
•	Net revenues from discontinued operations, which includes the Brands and Marketplace business segments, for the year ended December 31, 2025 was $15.3 million compared to $13.1 million for the year ended December 31, 2024.

Note: Beginning with the third quarter 2025 reporting period both the Brands and Marketplace business segments are being shown as discontinued operations in the Company’s financial statements Results from discontinued operations are provided within the financial tables at the end of this release.

NON CORE SEGMENT UPDATE

In August 2025, the Company announced a strategic repositioning to focus its resources and capital on accelerating the growth of its fintech segment. As part of this repositioning, the Company initiated a plan to monetize its Brands segment and to pursue a sale or strategic partnership of the Marketplace segment, including evaluating opportunities to repurpose certain intellectual property to complement its Financial Technology offerings.

Following further evaluation of market conditions and transaction alternatives, the Company determined during the fourth quarter of 2025 that pursuing a sale or partnership of the Marketplace segment would not be the most efficient use of resources. Accordingly, the Company wound down the Marketplace business as of December 31, 2025, and will not continue development of the Marketplace technology platform as part of its long-term strategy. The Company may evaluate opportunities to leverage certain customer relationships in support of its Financial Technology initiatives.

The Company continues to actively pursue the monetization of the Brands segment, and the sale process remains ongoing. Management expects to enter into a definitive agreement during the first half of 2026 and continues to engage with interested parties.

Fourth Quarter and Full-Year 2025 Conference Call and Webcast

Management will host a teleconference and webcast to discuss its fourth quarter 2025 and full year 2025 results today, March 17, 2026 at 9:00 a.m. ET. The conference call can be accessed live through a link on the PSQ Holdings Investor Relations website at investors.publicsquare.com. During the webcast, the company will take both inbound questions received ahead of the call and questions from equity research analysts. Additionally, you can participate in the conference call by dialing (800) 715-9871 domestically or (646) 307-1963 internationally, and referencing conference ID #6209150. Attendees should log in to the webcast or dial in approximately 15 minutes before the start time of the call.

About PSQ Holdings

PSQ Holdings (NYSE: PSQH) is a payments and financial infrastructure company. We build and operate financial infrastructure in highly regulated environments for industries underserved by traditional financial institutions, including businesses, campaigns, and nonprofits that depend on reliable, compliant payment solutions. For more information, visit publicsquare.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward-looking statements generally are identified by the words “anticipate,” “could,” “expect,” “future,” “intend,” “may,” “might,” “strategy,” “target,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about our expected revenue, revenue growth, operating expenses, anticipated growth, ability to achieve profitability, our plans for the Brands and Marketplace segments, and our outlook; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations, (ii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (iii) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (iv) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, (v) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (vi) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (vii) the ability to execute PublicSquare’s anticipated business plans and strategy, (viii) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (ix) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, (x) because the payment processing and credit agreements are terminable at will without notice, merchants that have signed agreements to use PublicSquare's payment processing services may terminate those services or otherwise fail to utilize the services at the expected volume, (xi) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations, (xii) the risk of PublicSquare being unable to sell its Brands segment, in a timely manner, at desirable prices, or at all, and (xiii) risks associated with the Company’s ability to execute on its plans to reposition into a Fintech-forward business, including the Company’s pursuit of any money transmitter licenses. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:

investment@publicsquare.com

Media Contact:

pr@publicsquare.com

PSQ HOLDINGS, INC.

Consolidated Balance Sheets

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$14,644,384	$35,727,694
Restricted cash	1,119,580	265,253
Accounts receivable, net	1,630,987	262,084
Lease receivable, net	156,516	—
Loans held for investment, net of allowance for credit losses of $778,704 and $689,007 as of December 31, 2025 and 2024, respectively	6,148,072	3,986,997
Lease merchandise, net of accumulated depreciation of $938,959 and zero as of December 31, 2025 and 2024, respectively	960,024	—
Interest receivable	250,450	314,104
Prepaid expenses and other current assets	2,450,321	2,261,435
Current assets held for sale	4,407,921	4,019,595
Total current assets	31,768,255	46,837,162
Loans held for investment, net of allowance for credit losses of $150,702 and $127,038 as of December 31, 2025 and 2024, respectively, non-current	1,189,832	735,118
Lease merchandise, net of accumulated depreciation of $72,335 and zero as of December 31, 2025 and 2024, respectively, non-current	329,463	—
Property and equipment, net	187,262	275,539
Intangible assets, net	14,573,323	14,635,950
Goodwill	10,930,978	10,930,978
Operating lease right-of-use assets	669,356	274,603
Deposits	29,939	18,589
Non-current assets held for sale	—	1,185,902
Total assets	$59,678,408	$74,893,841

Liabilities and stockholders’ equity
Current liabilities:
Revolving line of credit	$6,174,546	$3,777,279
Accounts payable	5,351,651	2,869,272
Accrued expenses	1,205,386	784,724
Operating lease liabilities, current portion	323,842	122,587
Current liabilities held for sale	2,612,041	1,070,557
Total current liabilities	15,667,466	8,624,419
Convertible promissory notes, related party	20,000,000	20,000,000
Convertible promissory notes	8,449,500	8,449,500
Earn-out liabilities	540,000	620,000
Warrant liabilities	1,230,250	10,186,000
Operating lease liabilities	354,286	163,716
Total liabilities	46,241,502	48,043,635
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Class A Common Stock, $0.0001 par value; 500,000,000 authorized shares; 46,492,639 shares and 39,575,499 shares issued and outstanding as of December 31, 2025 and 2024, respectively	4,650	3,958
Class C Common Stock, $0.0001 par value; 40,000,000 authorized shares; 3,213,678 shares issued and outstanding as of December 31, 2025 and 2024, respectively	321	321
Additional paid in capital	169,944,031	146,746,355
Accumulated deficit	(156,512,096)	(119,900,428)
Total stockholders’ equity	13,436,906	26,850,206
Total liabilities and stockholders’ equity	$59,678,408	$74,893,841

PSQ HOLDINGS, INC.

Consolidated Statements of Operations

	Unaudited three months ended December 31,		For the years ended December 31,
	2025	2024	2025	2024
Revenues, net	$7,331,948	$3,508,612	$18,219,469	$10,061,045
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	2,474,433	176,437	5,602,641	438,144
General and administrative	8,748,465	8,558,786	28,881,858	38,804,534
Sales and marketing	1,322,704	2,737,256	5,965,941	8,278,034
Research and development	618,972	649,395	3,841,902	1,893,782
Depreciation and amortization	1,914,305	767,014	5,887,897	2,347,107
Total costs and expenses	15,078,879	12,888,888	50,180,239	51,761,601
Operating loss	(7,746,931)	(9,380,276)	(31,960,770)	(41,700,556)
Other income (expense):
Other income, net	101,265	234,622	987,983	419,050
Change in fair value of earn-out liabilities	145,000	(470,000)	630,000	40,000
Change in fair value of warrant liabilities	1,116,250	(7,553,500)	8,955,750	(56,000)
Interest expense, net	(902,929)	(868,456)	(3,509,485)	(2,302,697)
Loss before income taxes from continuing operations	(7,287,345)	(18,037,610)	(24,896,522)	(43,600,203)
Income tax expense	—	—	—	(1,600)
Loss from continuing operations	(7,287,345)	(18,037,610)	(24,896,522)	(43,601,803)
Loss from discontinued operations, net of tax	(4,528,110)	(2,700,053)	(11,715,146)	(14,085,486)
Net loss	$(11,815,455)	$(20,737,663)	$(36,611,668)	$(57,687,289)

Continuing operations loss per common share, basic and diluted	$(0.15)	$(0.57)	$(0.55)	$(1.36)
Discontinued operations loss per common share, basic and diluted	(0.09)	(0.09)	(0.26)	(0.44)
Net loss per common share, basic and diluted	$(0.25)	$(0.66)	$(0.81)	$(1.80)
Weighted average shares outstanding, basic and diluted	47,860,208	31,391,595	45,538,683	32,019,491

PSQ HOLDINGS, INC.

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2025	2024
Cash flows from Operating Activities
Net loss	$(36,611,668)	$(57,687,289)
Adjustment to reconcile net loss to cash used in operating activities:
Change in fair value of earn-out liabilities	(630,000)	(40,000)
Change in fair value of warrant liabilities	(8,955,750)	56,000
Share-based compensation	10,774,457	20,723,153
Amortization of step-up in loans held for investment	169,607	732,393
Provision for credit losses on loans held for investment	1,014,811	1,052,651
Origination of loans and leases for resale	(33,625,191)	(27,023,006)
Proceeds from sale of loans and leases for resale	38,108,690	31,025,468
Gain on sale of loans and leases	(4,483,499)	(4,002,463)
Impairment of lease merchandise	466,038	—
Impairment of software capitalization	3,596,002	—
Depreciation and amortization	6,614,582	3,258,810
Non-cash operating lease expense	257,657	377,176
Changes in operating assets and liabilities:
Accounts receivable	(1,255,540)	(242,940)
Lease receivable	(156,516)	—
Interest receivable	63,654	(314,104)
Inventory	(1,806)	(1,224,215)
Prepaid expenses and other current assets	534,447	1,519,271
Deposits	(8,178)	13,542
Accounts payable	2,705,852	(1,737,159)
Accrued expenses	393,087	(62,346)
Deferred revenue	1,348,451	(171,477)
Operating lease liabilities	(260,585)	(382,186)
Net cash used in operating activities	(19,941,398)	(34,128,721)

Cash flows from Investing Activities
Additions to lease merchandise, net of disposals	(3,337,606)	—
Software development costs	(2,893,739)	(3,681,123)
Principal paydowns on loans held for investment	18,838,335	13,456,408
Disbursements for loans held for investment	(22,638,542)	(12,935,888)
Purchase of licenses	(455,000)	—
Acquisition of businesses, net of cash acquired	—	141,215
Net cash used in investing activities	(10,486,552)	(3,019,388)

Cash flows from Financing Activities
Proceeds from convertible note payable, related party	—	20,000,000
Net disbursements for taxes paid related to vesting of employee restricted stock units	—	(468,981)
Proceeds from issuances of common stock and pre-funded warrants, net	6,720,667	—
Proceeds from issuances of common stock, net of issuance costs	1,203,244	39,299,795
Proceeds from revolving line of credit	11,921,744	7,018,052
Repayments on revolving line of credit	(9,524,477)	(8,557,180)
Cash paid for stock issuance costs	(365,516)	—
Net cash provided by financing activities	9,955,662	57,291,686
Net (decrease) increase in cash, cash equivalents and restricted cash	(20,472,288)	20,143,577
Cash, cash equivalents, and restricted cash, beginning of period	36,589,607	16,446,030
Cash, cash equivalents, and restricted cash, end of the period	$16,117,319	$36,589,607
Cash and cash equivalents from continuing operations	14,644,384	35,727,694
Restricted cash from continuing operations	1,119,580	265,253
Cash and cash equivalents from discontinued operations	353,355	596,660
Total cash, cash equivalents, and restricted cash, end of the period	$16,117,319	$36,589,607

Supplemental Cash Flow Information
Issuance of common shares in connection with the asset acquisition	$4,500,000	$—
Earnout liability generated by asset acquisition	$550,000	$—
Operating lease right-of-use asset obtained in exchange for operating lease liability	$652,410	$—
Accrued variable compensation settled with RSU grants	$597,397	$411,878
Shares issued in connection with Credova Merger	$—	$14,137,606
Note Exchange in connection with Credova Merger	$—	$8,449,500

Discontinued Operations

The following table summarizes the key components of the operating results of the discontinued operations within the Consolidated Statements of Operations for the three months ended December 31, 2025 and 2024:

	For the three months ended December 31, 2025		For the three months ended December 31, 2024
	Marketplace	Brands	Marketplace	Brands
Revenues, net	$179,606	$3,881,086	$561,491	$3,138,102
Cost of revenues (exclusive of depreciation and amortization shown below)	64,849	—	238,669	1,885
Cost of goods sold (exclusive of depreciation and amortization shown below)	400	2,733,219	5,576	2,099,025
Operating costs	4,166,298	1,515,979	2,291,550	1,472,536
Depreciation and amortization	—	—	254,211	35,024
Operating loss	(4,051,941)	(368,112)	(2,228,515)	(470,368)
Other expense, net	—	(108,057)	(307)	(863)
Income tax expense	—	—	—	—
Loss from discontinued operations, net of tax	$(4,051,941)	$(476,169)	$(2,228,822)	$(471,231)

The following table summarizes the key components of the operating results of the discontinued operations within the Consolidated Statements of Operations for the years ended December 31, 2025 and 2024:

	For the year ended December 31, 2025		For the year ended December 31, 2024
	Marketplace	Brands	Marketplace	Brands
Revenues, net	$1,119,256	$14,215,357	$2,951,292	$10,187,097
Cost of revenues (exclusive of depreciation and amortization shown below)	351,037	527	1,711,333	6,243
Cost of goods sold (exclusive of depreciation and amortization shown below)	12,351	9,604,751	5,576	6,700,385
Operating costs	8,360,729	7,862,892	12,261,729	5,552,022
Depreciation and amortization	645,059	81,725	770,780	140,923
Operating loss	(8,249,920)	(3,334,538)	(11,798,126)	(2,212,476)
Other expense, net	(22,631)	(108,057)	(67,626)	(7,677)
Income tax expense	—	—	—	419
Loss from discontinued operations, net of tax	$(8,272,551)	$(3,442,595)	$(11,865,752)	$(2,219,734)

Assets and liabilities of segments classified as held for sale in the Consolidated Balance Sheets as of December 31, 2025 and 2024, consist of the following:

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$353,355	$596,660
Accounts receivable, net	72,372	185,735
Inventory	2,665,203	2,624,918
Prepaid expenses and other current assets	215,986	612,282
Intangible assets, net	1,072,762	—
Deposits	28,243	—
Total current assets held for sale	4,407,921	4,019,595
Intangible assets, net	—	1,154,487
Deposits	—	31,415
Total non-current assets held for sale	—	1,185,902
Total assets held for sale	$4,407,921	$5,205,497

Liabilities
Current liabilities:
Accounts payable	$854,889	$634,281
Accrued expenses	357,183	386,797
Deferred revenue	1,399,969	49,479
Total liabilities held for sale	$2,612,041	$1,070,557

The cash flows related to the discontinued operations have not been segregated and are included in the Consolidated Statements of Cash Flows. The following table presents cash flow for the discontinued segments.

	For the years ended December 31,
	2025	2024
Net cash used in operating activities	$(5,711,652)	$(15,287,304)
Net cash used in investing activities	$(356,678)	$(2,583,975)

Non-GAAP Financial Measures

The non-GAAP financial measures below have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

For the periods presented, we define non-GAAP operating loss as GAAP operating loss, adjusted to exclude, as applicable, certain expenses as presented in the table below:

	For the three months ended December 31,		For the years ended December 31,
	2025	2024	2025	2024
Reconciliation:
GAAP operating loss	$(7,746,931)	$(9,380,276)	$(31,960,770)	$(41,700,556)
Non-GAAP adjustments:
Corporate costs not allocated to segments	(1,703,593)	(4,169,268)	(6,166,822)	(16,106,785)
Transaction costs incurred in connection with acquisitions	—	—	—	(2,295,502)
Share-based compensation (exclusive of what is included in transaction costs above)	(2,798,731)	(3,868,146)	(10,774,457)	(19,835,744)
Depreciation and amortization	(1,914,305)	(767,014)	(5,887,897)	(2,347,107)
Non-GAAP operating loss	$(1,330,302)	$(575,848)	$(9,131,594)	$(1,115,418)